Exhibit 99.1

Sandra Liang

(914) 288-3356

ACADIA REALTY TRUST REPORTS THIRD QUARTER OPERATING RESULTS

•
GAAP Net Earnings of $0.07 per share and FFO Before Special Items of $0.32 per share
•
Core Same-Property NOI Growth of 5.9%
•
GAAP and Cash New Leasing Spreads of 73% and 46%, respectively
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Core Signed Not Open Pipeline Increased to $10 million (Approximately 7% of ABR)
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Completed Approximately $150 million of Accretive Core and Investment Management Acquisitions and Increased its Pipeline to $425 million
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Fully-Funded its Completed Acquisitions and Pipeline with Common Equity Proceeds of Approximately $320 million
•
Reduced its Pro-Rata Net Debt-to-EBITDA (Inclusive of Investment Management Share) to 5.6x

RYE, NY (October 28, 2024) - Acadia Realty Trust (NYSE: AKR) (“Acadia” or the “Company”) today reported operating results for the quarter ended September 30, 2024. All per share amounts are on a fully-diluted basis, where applicable. Acadia owns and operates a high-quality real estate portfolio of street and open-air retail properties in the nation's most dynamic retail corridors ("Core" or "Core Portfolio"), along with an investment management platform that targets opportunistic and value-add investments through its institutional co-investment vehicles ("Investment Management").

Kenneth F. Bernstein, President and CEO of Acadia, commented:

“Our third-quarter results highlight the ongoing internal growth from our Core Portfolio now coupled with the recent acceleration of our accretive acquisition initiatives. We achieved record acquisition and leasing volumes during the quarter. With approximately $575 million of accretive Core and Investment Management acquisitions completed or in advanced stages of negotiation, along with achieving a record setting volume of $7 million in new Core leases, we have increased confidence in our earnings growth over the next several years. We continue to see compelling investment opportunities and remain focused on acquisitions in our key street markets that provide us with immediate accretion to our earnings, net asset value creation, and complement the continuation of our long-term internal growth. We believe that our highly differentiated platform is well-positioned to deliver meaningful value and provides us with sustainable growth for our stakeholders."

1

FINANCIAL RESULTS

A complete reconciliation, in dollars and per share amounts, of (i) net income attributable to Acadia to FFO (as defined by NAREIT and Before Special Items) attributable to common shareholders and common OP Unit holders and (ii) operating income to NOI is included in the financial tables of this release. The amounts discussed below are net of noncontrolling interests and all per share amounts are on a fully-diluted basis.

	Financial Results
	2024	2023
	3Q	3Q

Net earnings per share attributable to Acadia	$0.07	($0.02)
Depreciation of real estate and amortization of leasing costs (net of noncontrolling interest share)	0.23	0.27
Gain on disposition of properties (net of noncontrolling interests' share)	(0.02)	—
Noncontrolling interest in Operating Partnership	—	0.01
NAREIT Funds From Operations per share attributable to Common Shareholders and Common OP Unit holders	$0.28	$0.26
Net unrealized holding loss (gain) [1]	0.02	(0.01)
Funds From Operations Before Special Items and Realized Gains and Promotes per share attributable to Common Shareholders and Common OP Unit holders	$0.30	$0.25
Realized gains and promotes[1]	0.02	0.02
Funds From Operations Before Special Items per share attributable to Common Shareholders and Common OP Unit holders	$0.32	$0.27

________

1.
It is the Company's policy to exclude unrealized gains and losses from FFO Before Special items and to include realized gains related to the Company's investment in Albertsons. The Company realized investment gains of $2.9 million on 150,000 shares for the quarter ended September 30, 2024 and investment gains of $2.4 million for the quarter ended September 30, 2023. Refer to the "Notes to Financial Highlights" page 14 of this document.

2

Net Income

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Net income for the quarter ended September 30, 2024, was $8.1 million, or $0.07 per share.
•
This compares with net loss of $1.7 million, or $0.02 per share for the quarter ended September 30, 2023.

NAREIT FFO

•
NAREIT Funds From Operations ("NAREIT FFO") for the quarter ended September 30, 2024 was $33.0 million, or $0.28 per share.
•
This compares with NAREIT FFO of $26.8 million, or $0.26 per share, for the quarter ended September 30, 2023.

FFO Before Special Items

•
Funds From Operations ("FFO") Before Special Items for the quarter ended September 30, 2024 was $37.1 million, or $0.32 per share, which includes $2.9 million, or $0.02 per share, of realized investment gains (150,000 shares of Albertsons' stock sold at an average price of $19.52 per share).
•
This compares with FFO Before Special Items of $27.6 million, or $0.27 per share for the quarter ended September 30, 2023, which includes $2.4 million, or $0.02 per share, of realized investment gains from the sale of Albertsons' stock.

3

CORE PORTFOLIO PERFORMANCE

Same-Property NOI

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Same-Property Net Operating Income ("NOI") growth, excluding redevelopments, increased 5.9% for the third quarter, driven by the street portfolio.

Leasing and Occupancy Update

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For the quarter ended September 30, 2024, conforming GAAP and cash leasing spreads on new leases were 73% and 46%, respectively, primarily driven by street leases.
•
As of September 30, 2024, primarily driven by a new acquisition with acquired vacancy, the Core Portfolio occupancy percentages remained constant at 94.7% leased and 91.7% occupied compared to 94.8% leased and 91.8% occupied as of June 30, 2024.
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Core Signed Not Open ("SNO") pipeline (excluding redevelopments) increased to approximately $10.0 million of annualized base rent ("ABR") at September 30, 2024, representing approximately 7% of in-place rents. This is an increase in excess of 20% from the approximately $8.1 million of SNO as of June 30, 2024.
•
During the third quarter of 2024, the Company signed pro-rata ABR of $7.0 million in new leases for the Core portfolio. This included a new lease with the European fashion brand, Mango, for the entirety of its building at 664 North Michigan Avenue in Chicago, along with leasing the entirety of 50-54 East Walton Street in Chicago's Gold Coast to a well-known New York City-based fashion and footwear lifestyle brand.
•
Approximately $4.6 million of the $7.0 million above represents incremental ABR. This consists of approximately $3.0 million of new leases signed on vacant space and $4.0 million of new leases on currently occupied space with an increase of approximately $1.6 million in excess of current rents.

4

ACQUISITION ACTIVITY

As further described below, during the quarter and to date, the Company increased its Core and Investment Management acquisition activities to approximately $575 million, consisting of $150 million of completed acquisitions ($120 million and $30 million of Core and Investment Management acquisitions, respectively) and a pipeline of $425 million of acquisitions that are subject to agreements or in advanced stages of negotiation ($150 million and $275 million of Core and Investment Management acquisitions, respectively).

Core Portfolio Acquisitions

Completed: Approximately $120 million | Pipeline: Approximately $150 million

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Bleecker Street Portfolio, Manhattan, New York. As previously announced, during the third quarter, the Company acquired a four-building retail portfolio along the Bleecker Street retail corridor in the West Village of Manhattan for $20.3 million. The portfolio offers the potential for both lease up and accretive mark-to-market re-leasing opportunities. This acquisition is complementary to its existing Street retail corridors and aligns with the Company's strategy of targeting high-quality core assets in markets with high barriers to entry.
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Williamsburg, Brooklyn, New York. In October 2024, the Company completed the acquisitions of 123-129 N. 6th Street for $35.0 million and 109 N. 6th Street for $18.3 million in Williamsburg, Brooklyn. This collection of retail assets is located in one of New York City's most dynamic and in-demand retail corridors and offers below-market rents and lease-up opportunities. These acquisitions expand the Company's existing Williamsburg portfolio.
•
SoHo Manhattan, New York. In October 2024, the Company closed on 92-94 Greene Street for $43.4 million which is adjacent to its existing property located on the corner of Spring and Green Street in SoHo. This acquisition expands the Company's SoHo portfolio to 12 buildings, eight of which are on Greene Street. The property provides an opportunity for near-term opportunity for accretive re-leasing.
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Core Portfolio Pipeline. The Company is also under agreements or in advanced stages of negotiations relating to potential investments with an aggregate purchase price of approximately $150.0 million to acquire Street retail assets within its existing markets, including the Georgetown corridor of Washington D.C., SoHo Manhattan, New York, and Henderson Avenue in Dallas, Texas.

5

Investment Management Acquisitions

Completed: Approximately $30 million | Pipeline: Approximately $275 million

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The Walk at Highwoods Preserve, Tampa, Florida. As previously announced, in July 2024, the Company completed the acquisition of a 141,000 square foot open-air shopping center anchored by Home Goods and Michaels.

In October 2024, the Company entered into a joint venture with funds managed by the Private Real Estate Group of Cohen & Steers to own the property. The Company will be entitled to an asset management fee and an opportunity to earn a promote upon the ultimate disposition of the investment. Additionally, the Company will manage the day-to-day operations of the investment entitling it to earn management, leasing, and construction fees.

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Investment Management Pipeline. The Company is in advanced stages of negotiation involving a potential investment with an aggregate purchase price of approximately $275.0 million of gross asset value (including the Company's share). The Company anticipates acquiring a minority interest along with a leading global alternative asset management firm. Upon closing, the Company will be entitled to an asset management fee and an opportunity to earn a promote upon the ultimate disposition of the investment. Additionally, the Company will manage day-to-day operations entitling it to earn management, leasing, and construction fees.

The pending Core and Investment Management transactions described within the Pipeline above are subject to final agreement between the parties, customary closing conditions and market uncertainty. Thus, no assurances can be given that the Company will successfully close on any of these transactions on the anticipated timeline or at all.

DISPOSITION ACTIVITY

Investment Management Disposition

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Frederick Crossing, Frederick, Maryland. In the third quarter, the Company, in partnership with DLC Management Corp., completed the sale of Frederick Crossing, a Fund V asset, for $47.2 million, and repaid the related $23.2 million mortgage loan. This sale generated a 27% IRR, 2.1x multiple on the Fund's equity investment and a $11.6 million gain, of which $2.3 million was the Company's share.

PORTFOLIO EXPANSION

Core Portfolio

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Henderson Avenue Corridor Expansion. In October 2024, the Company, in partnership with Ignite-Rebees, commenced construction on a major expansion to its existing 14 building portfolio on Henderson Avenue in Dallas, Texas. Upon completion, the project will add up to an additional 10 buildings and approximately 160,000 square feet to its existing 121,385 square feet retail portfolio, which was acquired by the Company in 2022. The expansion will accelerate the transformation of this corridor into a vibrant, walkable, street retail destination, positioning the asset to be one of the most exciting

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urban retail hubs in the Dallas-Fort Worth Metroplex. The project is scheduled for completion in late 2026 and stabilization in 2027.

BALANCE SHEET

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Equity Activity: Raised net proceeds during the quarter and through October 28, 2024 of $318.8 million from the sale of 14.3 million shares of its common stock consisting of $187.0 million (8.5 million shares) through the Company's at-the-market issuance program and $131.8 million (5.75 million shares, inclusive of the underwriters exercised option to purchase 750,000 additional shares) through an underwritten public offering in connection with forward sales agreements. Subsequent to the quarter end, the Company physically settled the forward sales agreements in its entirety to fund its acquisition activities.
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Expansion of Unsecured Credit Facility and Repayment of $175 Million Term Loan: In September 2024, the Company increased the borrowing capacity of its credit facility from $350.0 million to $525.0 million along with increasing the facility's accordion feature from $900.0 million to $1.1 billion. Additionally, the Company repaid, in full, its $175.0 million term loan.
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Debt-to-EBITDA Metrics: Pro-rata Core and Investment Management Net Debt-to-EBITDA improved to 5.6x at September 30, 2024 as compared to 6.3x and 6.7x at June 30, 2024, and December 31, 2023, respectively. Refer to the third quarter 2024 Supplemental Information package for reconciliations and details on financial ratios.
•
$100 Million of Private Unsecured Notes: In August 2024, the Company closed on its previously reported inaugural private placement of $100 million of senior unsecured notes comprised of an $80 million and $20 million note with a five- and three- year term, respectively. The five-year and three-year notes bear interest at fixed annual rates of 5.94% and 5.86%, respectively, based on credit spreads of 150 and 125 basis points over the five- and three-year U.S. Treasury bonds as of the date of pricing (May 21, 2024), respectively.
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No Significant Core Debt Maturities until 2028: 3.4%, 0.3%, 6.9% and 5.6% of Core debt maturing in 2024, 2025, 2026, and 2027, respectively.

7

CONFERENCE CALL

Management will conduct a conference call on Monday, October 28, 2024 at 11:00 AM ET to review the Company’s earnings and operating results. Participant registration and webcast information is listed below.

Live Conference Call:
Date:	Monday, October 28, 2024
Time:	11:00 AM ET
Participant call:	Third Quarter 2024 Dial-In
Participant webcast:	Third Quarter 2024 Webcast
Webcast Listen-only and Replay:	www.acadiarealty.com/investors under Investors, Presentations & Events

The Company uses, and intends to use, the Investors page of its website, which can be found at https://www.acadiarealty.com/investors, as a means of disclosing material nonpublic information and of complying with its disclosure obligations under Regulation FD, including, without limitation, through the posting of investor presentations and certain portfolio updates. Additionally, the Company also uses its LinkedIn profile to communicate with its investors and the public. Accordingly, investors are encouraged to monitor the Investors page of the Company's website and its LinkedIn profile, in addition to following the Company’s press releases, SEC filings, public conference calls, presentations and webcasts.

About Acadia Realty Trust

Acadia Realty Trust is an equity real estate investment trust focused on delivering long-term, profitable growth. Acadia owns and operates a high-quality core real estate portfolio ("Core" or "Core Portfolio") of street and open-air retail properties in the nation's most dynamic retail corridors, along with an investment management platform that targets opportunistic and value-add investments through its institutional co-investment vehicles. For further information, please visit www.acadiarealty.com.

Safe Harbor Statement

Certain statements in this press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements, which are based on certain assumptions and describe the Company's future plans, strategies and expectations are generally identifiable by the use of words, such as “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project,” or the negative thereof, or other variations thereon or comparable terminology. Forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause the Company's actual results and financial performance to be materially different from future results and financial performance expressed or implied by such

8

forward-looking statements, including, but not limited to: (i) macroeconomic conditions, including due to geopolitical conditions and instability, which may lead to a disruption of or lack of access to the capital markets, disruptions and instability in the banking and financial services industries and rising inflation; (ii) the Company’s success in implementing its business strategy and its ability to identify, underwrite, finance, consummate and integrate diversifying acquisitions and investments; (including the potential acquisitions discussed in this press release); (iii) changes in general economic conditions or economic conditions in the markets in which the Company may, from time to time, compete, and their effect on the Company’s revenues, earnings and funding sources; (iv) increases in the Company’s borrowing costs as a result of rising inflation, changes in interest rates and other factors; (v) the Company’s ability to pay down, refinance, restructure or extend its indebtedness as it becomes due; (vi) the Company’s investments in joint ventures and unconsolidated entities, including its lack of sole decision-making authority and its reliance on its joint venture partners’ financial condition; (vii) the Company’s ability to obtain the financial results expected from its development and redevelopment projects; (viii) the ability and willingness of the Company's tenants to renew their leases with the Company upon expiration, the Company’s ability to re-lease its properties on the same or better terms in the event of nonrenewal or in the event the Company exercises its right to replace an existing tenant, and obligations the Company may incur in connection with the replacement of an existing tenant; (ix) the Company’s potential liability for environmental matters; (x) damage to the Company’s properties from catastrophic weather and other natural events, and the physical effects of climate change; (xi) the economic, political and social impact of, and uncertainty surrounding, any public health crisis, such as the COVID-19 Pandemic, which adversely affected the Company and its tenants’ business, financial condition, results of operations and liquidity; (xii) uninsured losses; (xiii) the Company’s ability and willingness to maintain its qualification as a REIT in light of economic, market, legal, tax and other considerations; (xiv) information technology security breaches, including increased cybersecurity risks relating to the use of remote technology; (xv) the loss of key executives; and (xvi) the accuracy of the Company’s methodologies and estimates regarding environmental, social and governance (“ESG”) metrics, goals and targets, tenant willingness and ability to collaborate towards reporting ESG metrics and meeting ESG goals and targets, and the impact of governmental regulation on its ESG efforts.

The factors described above are not exhaustive and additional factors could adversely affect the Company’s future results and financial performance, including the risk factors discussed under the section captioned “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and other periodic or current reports the Company files with the SEC. Any forward-looking statements in this press release speak only as of the date hereof. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any changes in the Company’s expectations with regard thereto or changes in the events, conditions or circumstances on which such forward-looking statements are based.

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ACADIA REALTY TRUST AND SUBSIDIARIES

Condensed Consolidated Statements of Operations (1)

(Unaudited, Dollars and Common Shares and Units in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenues
Rental income	$86,288	$79,961	$257,951	$248,839
Other	1,457	1,431	8,404	4,340
Total revenues	87,745	81,392	266,355	253,179

Expenses
Depreciation and amortization	34,500	33,726	103,721	100,955
General and administrative	10,215	10,309	30,162	30,898
Real estate taxes	11,187	11,726	33,514	34,586
Property operating	14,351	15,254	49,228	44,597
Impairment charges	—	3,686	—	3,686
Total expenses	70,253	74,701	216,625	214,722

Loss on disposition of properties	—	—	(441)	—
Operating income	17,492	6,691	49,289	38,457
Equity in earnings (losses) of unconsolidated affiliates	11,784	(4,865)	15,952	(6,273)
Interest income	7,859	5,087	18,510	14,875
Realized and unrealized holding (losses) gains on investments and other	(1,503)	1,664	(5,918)	30,236
Interest expense	(23,363)	(24,885)	(70,653)	(68,561)
Income (loss) from continuing operations before income taxes	12,269	(16,308)	7,180	8,734
Income tax (provision) benefit	(15)	40	(201)	(248)
Net income (loss)	12,254	(16,268)	6,979	8,486
Net loss attributable to redeemable noncontrolling interests	1,672	2,495	6,518	5,661
Net (income) loss attributable to noncontrolling interests	(5,512)	12,347	(371)	7,063
Net income (loss) attributable to Acadia shareholders	$8,414	$(1,426)	$13,126	$21,210

Less: earnings attributable to unvested participating securities	(306)	(244)	(883)	(734)
Income from continuing operations net of income attributable to participating securities for diluted earnings per share	$8,108	$(1,670)	$12,243	$20,476

Weighted average shares for basic earnings per share	108,351	95,320	104,704	95,257
Weighted average shares for diluted earnings per share	108,351	95,320	104,704	95,257

Net earnings per share - basic (2)	$0.07	$(0.02)	$0.12	$0.21
Net earnings per share - diluted (2)	$0.07	$(0.02)	$0.12	$0.21

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ACADIA REALTY TRUST AND SUBSIDIARIES

Reconciliation of Consolidated Net Income to Funds from Operations (1,3)

(Unaudited, Dollars and Common Shares and Units in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023

Net income (loss) attributable to Acadia	$8,414	$(1,426)	$13,126	$21,210

Depreciation of real estate and amortization of leasing costs (net of noncontrolling interests' share)	26,407	27,351	79,785	82,043
Impairment charges (net of noncontrolling interests' share)	—	852	—	852
Gain on disposition of properties (net of noncontrolling interests' share)	(2,324)	—	(1,481)	—
Income attributable to Common OP Unit holders	398	(55)	704	1,313
Funds from operations attributable to Common Shareholders and Common OP Unit holders - Basic and Diluted	67	123	274	369
Funds from operations attributable to Common Shareholders and Common OP Unit holders - Diluted	$32,962	$26,845	$92,408	$105,787

Adjustments for Special Items:
Unrealized holding loss (gain) (net of noncontrolling interest share) (4)	1,242	(1,631)	5,565	(3,410)
Realized gain	2,923	2,371	10,503	2,371
Funds from operations before Special Items attributable to Common Shareholders and Common OP Unit holders	$37,127	$27,585	$108,476	$104,748

Funds From Operations per Share - Diluted
Basic weighted-average shares outstanding, GAAP earnings	108,351	95,320	104,704	95,257
Weighted-average OP Units outstanding	7,223	6,962	7,340	6,980
Assumed conversion of Preferred OP Units to common shares	256	464	256	464
Assumed conversion of LTIP units and restricted share units to common shares	1,174	—	964	—
Weighted average number of Common Shares and Common OP Units	117,004	102,746	113,264	102,701

Diluted Funds from operations, per Common Share and Common OP Unit	$0.28	$0.26	$0.82	$1.03

Diluted Funds from operations before Special Items, per Common Share and Common OP Unit	$0.32	$0.27	$0.96	$1.02

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ACADIA REALTY TRUST AND SUBSIDIARIES

Reconciliation of Consolidated Operating Income to Net Property Operating Income (“NOI”) (1)

(Unaudited, Dollars in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023

Consolidated operating income	$17,492	$6,691	$49,289	$38,457
Add back:
General and administrative	10,215	10,309	30,162	30,898
Depreciation and amortization	34,500	33,726	103,721	100,955
Impairment charges	—	3,686	—	3,686
Loss on disposition of properties	—	—	441	—
Less:
Above/below market rent, straight-line rent and other adjustments	(5,498)	(3,336)	(12,975)	(18,666)
Consolidated NOI	56,709	51,076	170,638	155,330

Redeemable noncontrolling interest in consolidated NOI	(1,711)	(861)	(4,133)	(3,260)
Noncontrolling interest in consolidated NOI	(17,060)	(14,927)	(52,314)	(43,132)
Less: Operating Partnership's interest in Investment Management NOI included above	(6,940)	(4,656)	(18,413)	(14,458)
Add: Operating Partnership's share of unconsolidated joint ventures NOI (5)	2,291	3,163	8,504	11,263
Core Portfolio NOI	$33,289	$33,795	$104,282	$105,743

Reconciliation of Same-Property NOI

(Unaudited, Dollars in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Core Portfolio NOI	$33,289	$33,795	$104,282	$105,743
Less properties excluded from Same-Property NOI	(1,516)	(3,780)	(8,340)	(15,014)
Same-Property NOI	$31,773	$30,015	$95,942	$90,729

Percent change from prior year period	5.9%		5.7%

Components of Same-Property NOI:
Same-Property Revenues	$45,101	$43,228	$136,891	$130,286
Same-Property Operating Expenses	(13,328)	(13,213)	(40,949)	(39,557)
Same-Property NOI	$31,773	$30,015	$95,942	$90,729

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ACADIA REALTY TRUST AND SUBSIDIARIES

Condensed Consolidated Balance Sheets (1)

(Unaudited, Dollars in thousands, except shares)

	As of
	September 30, 2024	December 31, 2023
ASSETS
Investments in real estate, at cost
Buildings and improvements	$3,121,177	$3,128,650
Tenant improvements	291,401	257,955
Land	854,487	872,228
Construction in progress	21,212	23,250
Right-of-use assets - finance leases	61,366	58,637
	4,349,643	4,340,720
Less: Accumulated depreciation and amortization	(899,068)	(823,439)
Operating real estate, net	3,450,575	3,517,281
Real estate under development	109,778	94,799
Net investments in real estate	3,560,353	3,612,080
Notes receivable, net ($1,835 and $1,279 of allowance for credit losses as of September 30, 2024 and December 31, 2023, respectively)	126,576	124,949
Investments in and advances to unconsolidated affiliates	187,363	197,240
Other assets, net	196,920	208,460
Right-of-use assets - operating leases, net	26,820	29,286
Cash and cash equivalents	46,207	17,481
Restricted cash	23,088	7,813
Marketable securities	17,503	33,284
Rents receivable, net	55,615	49,504
Assets of properties held for sale	35,878	11,057
Total assets	$4,276,323	$4,291,154

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Liabilities:
Mortgage and other notes payable, net	$954,371	$930,127
Unsecured notes payable, net	569,242	726,727
Unsecured line of credit	56,000	213,287
Accounts payable and other liabilities	221,506	229,375
Lease liability - operating leases	29,013	31,580
Dividends and distributions payable	22,995	18,520
Distributions in excess of income from, and investments in, unconsolidated affiliates	7,797	7,982
Liabilities of properties held for sale	5,435	—
Total liabilities	1,866,359	2,157,598
Commitments and contingencies
Redeemable noncontrolling interests	35,037	50,339

Equity:
Common shares, $0.001 par value per share, authorized 200,000,000 shares, issued and outstanding 113,902,348 and 95,361,676 shares, respectively	114	95
Additional paid-in capital	2,304,534	1,953,521
Accumulated other comprehensive income	17,251	32,442
Distributions in excess of accumulated earnings	(395,172)	(349,141)
Total Acadia shareholders’ equity	1,926,727	1,636,917
Noncontrolling interests	448,200	446,300
Total equity	2,374,927	2,083,217
Total liabilities, redeemable noncontrolling interests, and equity	$4,276,323	$4,291,154

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ACADIA REALTY TRUST AND SUBSIDIARIES

Notes to Financial Highlights:

(1)
For additional information and analysis concerning the Company’s balance sheet and results of operations, reference is made to the Company’s quarterly supplemental disclosures for the relevant periods furnished on the Company's Current Report on Form 8-K, which is available on the SEC's website at www.sec.gov and on the Company’s website at www.acadiarealty.com.
(2)
Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue common shares of the Company were exercised or converted into common shares. The effect of the conversion of units of limited partnership interest (“OP Units”) in Acadia Realty Limited Partnership, the operating partnership of the Company (the “Operating Partnership”), is not reflected in the above table; OP Units are exchangeable into common shares on a one-for-one basis. The income allocable to such OP units is allocated on the same basis and reflected as noncontrolling interests in the consolidated financial statements. As such, the assumed conversion of these OP Units would have no net impact on the determination of diluted earnings per share.
(3)
The Company considers funds from operations (“FFO”) as defined by the National Association of Real Estate Investment Trusts (“NAREIT”) and net property operating income (“NOI”) to be appropriate supplemental disclosures of operating performance for an equity REIT due to their widespread acceptance and use within the REIT and analyst communities. In addition, the Company believes that given the atypical nature of certain unusual items (as further described below), “FFO Before Special Items” is also an appropriate supplemental disclosure of operating performance. FFO, FFO Before Special Items and NOI are presented to assist investors in analyzing the performance of the Company. The Company believes they are helpful as they exclude various items included in net income (loss) that are not indicative of operating performance, such as (i) gains (losses) from sales of real estate properties; (ii) depreciation and amortization and (iii) impairment of depreciable real estate properties. In addition, NOI excludes interest expense and FFO Before Special Items excludes certain unusual items (as further described below). The Company’s method of calculating FFO, FFO Before Special Items and NOI may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs. Neither FFO nor FFO Before Special Items represent cash generated from operations as defined by generally accepted accounting principles (“GAAP”), or are indicative of cash available to fund all cash needs, including distributions. Such measures should not be considered as an alternative to net income (loss) for the purpose of evaluating the Company’s performance or to cash flows as a measure of liquidity.
a.
Consistent with the NAREIT definition, the Company defines FFO as net income (computed in accordance with GAAP) excluding:
i.
gains (losses) from sales of real estate properties;
ii.
depreciation and amortization;
iii.
impairment of real estate properties;
iv.
gains and losses from change in control; and
v.
after adjustments for unconsolidated partnerships and joint ventures.
b.
Also consistent with NAREIT’s definition of FFO, the Company has elected to include: the impact of the unrealized holding gains (losses) incidental to its main business, including those related to its RCP investments such as Albertsons in FFO.
c.
FFO Before Special Items begins with the NAREIT definition of FFO and adjusts FFO (or as an adjustment to the numerator within its earnings per share calculations) to take into account FFO without regard to certain unusual items including:
i.
charges, income and gains that management believes are not comparable and indicative of the results of the Company’s operating real estate portfolio;

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ii.
the impact of the unrealized holding gains (losses) incidental to its main business, including those related to its Retailer Controlled Property Venture ("RCP") investments such as Albertsons; and
iii.
any realized income or gains from the Company’s investment in Albertsons.
(4)
The Company defines Special Items to include (i) unrealized holding losses or gains (net of noncontrolling interest share) on investments and (ii) other costs that do not occur in the ordinary course of our underwriting and investing business.
(5)
The pro-rata share of NOI is based upon the Operating Partnership’s stated ownership percentages in each venture or Investment Management’s operating agreement and does not include the Operating Partnership's share of NOI from unconsolidated partnerships and joint ventures within Investment Management.

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